As filed with the Securities and Exchange Commission on September 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Fulgent Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2621304
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4978 Santa Anita Avenue

Temple City, CA 91780

(626) 350-0537

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fulgent Genetics, Inc. Amended and Restated 2016 Omnibus Incentive Plan

(Full title of the plan)

Ming Hsieh

Chief Executive Officer

Fulgent Genetics, Inc.

4978 Santa Anita Avenue

Temple City, California 91780

(626) 350-0537

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott M. Stanton, Esq.

Melanie Ruthrauff Levy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, California 92130

(858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,562,968 (2)	$30.55 (3)	$78,298,672.40	$10,163.17
Common Stock, $0.0001 par value per share	35,000 (4)	$9.67 (5)	$338,450.00	$43.93
Common Stock, $0.0001 par value per share	1,871,338 (6)	$30.55 (3)	$57,169,375.90	$7,420.58

(1)

Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Fulgent Genetics, Inc. (referred to herein as the “Registrant”, “we,” “us” or “our”) that become issuable under the Registrant’s Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan”), by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or certain other transactions that result in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents additional shares of Common Stock reserved for issuance under the 2016 Plan as of the date of this Registration Statement.
(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on September 15, 2020.

(4)	Represents 35,000 shares of Common Stock which may be purchased upon exercise of outstanding options granted pursuant to the 2016 Plan as of the date of this Registration Statement.
(5)

Estimated in accordance with Rule 457 (h) of the Securities Act solely for the purpose of calculating the registration fee is calculated on the basis of the average weighted-exercise price of such options.

(6)

Represents 1,871,338 shares of Common Stock issued pursuant to or underlying restricted stock units granted to the Selling Stockholders pursuant to the 2016 Plan as of the date of this Registration Statement.

EXPLANATORY NOTES

Pursuant to General Instruction E of Form S-8, Fulgent Genetics, Inc. is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register an aggregate of 2,562,968 additional shares of Common Stock reserved for issuance under the Registrant’s Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan”). The additional shares of Common Stock are of the same class as other securities for which the Registrant has filed a registration statement on Form S-8, filed with the SEC on September 30, 2016 (Registration No. 333-213912), and this Registration Statement hereby incorporates by reference the contents of such prior registration statement. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Registrant’s directors, officers and other employees (together, the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of 1,906,338 shares of Common Stock that have been issued to such persons, or may be acquired by such persons pursuant to restricted stock units previously granted or the exercise of outstanding stock options, under the 2016 Plan prior to the filing of this Registration Statement, which shares may be deemed to be “restricted securities” under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

1,906,338 Shares of Common Stock

This reoffer prospectus relates to 1,906,338 shares of our common stock, par value $0.0001 per share (“Common Stock”), that may be reoffered or resold from time to time by certain Selling Stockholders described in this reoffer prospectus, who are directors, officers and other employees, and that have been acquired by the grant of restricted stock units or the exercise of outstanding stock options under our Amended and Restated 2016 Omnibus Incentive Plan (the “2016 Plan”).

The Selling Stockholders may sell the shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the Nasdaq Global Market, at prices different than prevailing market prices, or at privately negotiated prices. The Selling Stockholders may sell the shares of our Common Stock directly, or may sell them through brokers or dealers. The Selling Stockholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus.

We will not receive any of the proceeds from the sale of these shares of our Common Stock by the Selling Stockholders. Upon exercise of the options, however, we will receive proceeds from the exercise of such options. We have agreed to pay all expenses relating to registering these shares of our Common Stock. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.

Our Common Stock is currently listed on the Nasdaq Global Market, or Nasdaq, under the symbol “FLGT.” On September 21, 2020, the last sale price of our Common Stock reported on Nasdaq was $37.59 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this reoffer prospectus, and under similar headings in the documents that are incorporated by reference into this reoffer prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission (“the SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this reoffer prospectus and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is September 22, 2020.

TABLE OF CONTENTS

REOFFER PROSPECTUS

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement that we filed with the SEC. Before you invest, you should carefully read this reoffer prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this reoffer prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this reoffer prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement or to any document that is incorporated by reference in this reoffer prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this reoffer prospectus and the documents incorporated by reference herein. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this reoffer prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this reoffer prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this reoffer prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this reoffer prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States (the “U.S.”) who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this reoffer prospectus outside the U.S. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this reoffer prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this reoffer prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC, on March 13, 2020 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 6, 2020, and for the quarter ended June 30, 2020, filed with the SEC on August 5, 2020, which are incorporated by reference into this reoffer prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See the section of this reoffer prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Our trademarks include, without limitation, our name and corporate logo.  Other service marks, trademarks and trade names contained in this reoffer prospectus, the accompanying prospectus or the documents incorporated by reference herein and therein are the property of their respective owners.

REOFFER PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this reoffer prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this reoffer prospectus, including the information incorporated by reference into this reoffer prospectus and the information referred to under the heading “Risk Factors” in this reoffer prospectus on page 5 and in the documents incorporated by reference into this reoffer prospectus.

Unless the context indicates otherwise, as used in this reoffer prospectus, the terms “Fulgent Genetics,” “Fulgent,” “the Company,” “we,” “us” and “our” refer to Fulgent Genetics, Inc., a Delaware corporation, and its subsidiaries.

About Fulgent Genetics, Inc.

Fulgent Genetics, Inc. is a technology company offering comprehensive genetic testing providing physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. We have developed a proprietary technology platform that allows us to offer a broad and flexible test menu and continually expand and improve our proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. Combining next generation sequencing (“NGS”) with our technology platform, we perform full-gene sequencing with deletion/duplication analysis in single-gene tests; pre-established, multi-gene, disease-specific panels; and customized panels that can be tailored to meet specific customer needs. We believe our test menu offers more genes for testing than our competitors in today’s market, which enables us to provide expansive options for test customization and clinically actionable results. After launching our first commercial genetic tests in 2013, we have expanded our test menu to include approximately 18,000 single-gene tests and more than 900 panels that collectively test for approximately 5,700 genetic conditions, including various cancers, cardiovascular diseases, neurological disorders and pediatric conditions. A cornerstone of our business is our ability to provide expansive options and flexibility for all clients’ unique genetic testing needs.

Genetic testing offers the possibility of early identification of a disease or a genetic predisposition to a disease and enhanced disease treatment and prognosis. As a result, we believe widespread genetic testing could enable significant health improvements and healthcare cost reductions by providing patients and clinicians with more advanced knowledge and options for personal health management plans. Due to these and other potential benefits, genetic testing has experienced significant growth in recent years. If this growth trend continues, we believe genetic testing will become part of standard medical care and the knowledge of a person’s unique genetic makeup could play a more important role in the practice of medicine. We believe this growth has been tempered in prior years, however, because many tests are prohibitively expensive, are produced through inefficient processes and often do not result in clinically actionable data. Through our technology platform, we have developed an offering that we believe addresses these industry challenges and provides a sustainable competitive advantage, both in today’s genetic testing market and as we seek to implement new diagnostic tools in the future.

Our technology platform, which integrates sophisticated data comparison and suppression algorithms, adaptive learning software, advanced genetic diagnostics tools and integrated laboratory processes, allows us to offer a test menu with expansive genetic coverage. We believe the comprehensive data output and high detection rates of our tests, both made possible by this expansive genetic coverage, provide physicians with information they can readily incorporate into treatment decisions for their patients, which we refer to as clinical actionability. In addition, our technology platform facilitates our ability to perform customized genetic tests using our expansive library of genes, and we believe this flexibility increases the utility of the genetic data we produce. Further, our technology platform provides us with operating efficiencies that help lower our internal costs, which allows us to offer our tests at accessible price points. As a result, our efforts to build and continually enhance our technology platform allow us to deliver comprehensive, adaptable, clinically actionable and affordable genetic analysis while maintaining a low cost per billable test, enabling us to efficiently meet the needs of our growing base of customers.

Since March 2020, we have commercially launched several tests for the detection of SARS-CoV-2, the virus that causes the novel coronavirus disease (“COVID-19”) including NGS and reverse transcription polymerase chain reaction‑based tests (“RT-PCR-based”) tests. We have received Emergency Use Authorizations (“EUAs”) from the U.S. Food and Drug Administration (the “FDA”) for the RT-PCR-based tests for the detection of SARS-CoV-2 using upper respiratory specimens (nasal, nasopharyngeal, and oropharyngeal swabs) and for our at-home testing service through Picture Genetics. Our at-home testing service for COVID-19 and RT-PCR-based tests have been granted EUAs by the FDA only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. We are currently accepting patient samples directly to our Biosafety Level 2 certified laboratory in Temple City, California where we have the capacity to accept and process thousands of samples per day with a typical turn-around time of 24-48 hours. To date, we have processed orders for our COVID-19 tests from a variety of customers, including governments and other laboratories.

Corporate Information

We were incorporated in Delaware on May 13, 2016. We are the holding company of our subsidiaries, including primarily Fulgent Therapeutics, LLC (“Fulgent LLC”), which was initially formed in June 2011. On September 30, 2016, Fulgent LLC became our wholly owned subsidiary in a transaction we refer to as the “Reorganization,” in which the holders of all equity interests in Fulgent LLC immediately prior to the Reorganization became all of our stockholders immediately following the Reorganization.

Our website is located at www.fulgentgenetics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this reoffer prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC's website at http://www.sec.gov.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), and we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. We will remain an emerging growth company until December 31, 2021, unless our gross revenue exceeds $1.07 billion in any fiscal year before that date, we issue more than $1.0 billion of non-convertible debt in any three-year period before that date or the market value of our Common Stock held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of any fiscal year before that date. We have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies and emerging growth companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

The following is a brief summary of certain terms of this offering.

Common Stock offered by the Selling Stockholders	1,906,338
Securities being offered by the Company	None
Use of proceeds

We will not receive any proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus. All of the proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus will be received by the Selling Stockholders selling such shares. Upon exercise of the options, we will receive proceeds from the exercise of such options.

Risk factors

Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 5 of this reoffer prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Market symbol	Our Common Stock is listed on Nasdaq under the symbol “FLGT.”

RISK FACTORS

Investing in our Common Stock involves risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Our Common Stock

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends on our Common Stock, so any returns will be limited to the value of our Common Stock.

We currently anticipate that we will retain any future earnings to finance the continued development, operation and expansion of our business. As a result, we do not anticipate declaring or paying any cash dividends or other distributions in the foreseeable future. Further, if we were to enter into a credit facility or issue debt securities or preferred stock in the future, we may become contractually restricted from paying dividends. If we do not pay dividends, our Common Stock may be less valuable because stockholders must rely on sales of their Common Stock after price appreciation, which may never occur, to realize any gains on their investment.

The sale of our Common Stock in any future sales of our Common Stock may depress our stock price and our ability to raise funds in new stock offerings.

Sales of our Common Stock in the public market could lower the market price of our Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. These forward-looking statements include statements about, among other things, our future financial and operating performance, our future cash flows and liquidity and our growth strategies, as well as anticipated trends in our business and industry.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “possible,” “should” and similar words or expressions are intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. These forward-looking statements include statements about, among other things:

•	developments, projections and trends relating to us, our competitors and our industry;
•	our strategic plans for our business;
•	our expectations regarding the impact of the COVID-19 pandemic on our business;
•	our operating performance, including our ability to achieve equal or higher levels of revenue, stabilize the historical fluctuations in our performance and achieve or grow profitability;
•	the rate and degree of market acceptance and adoption of our genetic and clinical tests and genetic testing and clinical testing generally and other anticipated trends in our industry;
•	our ability to remain competitive, particularly if the testing markets continue to expand and competition becomes more acute;
•	our ability to continue to expand the number of genes covered by our tests and introduce other improvements to our tests;
•

our continued ability to offer affordable pricing for our tests, in spite of recent price degradation in the genetic testing industry, and our ability to maintain the low internal costs of our business model and record acceptable margins on our sales;

•	our ability to strengthen our existing base of customers by maintaining or increasing demand from these customers;
•	our ability to grow and diversify our customer base, including our plans to target new institutional and individual customer groups;
•	our reliance on a limited number of suppliers and ability to adapt to possible disruptions in their operations;
•	our use of our laboratory facilities and our ability to adapt in the event our facilities are damaged or rendered inoperable;
•

the level of success of our efforts to increase our global presence, including strengthening relationships with existing and new international customers and establishing other types of arrangements, including our joint venture in the People’s Republic of China or other international joint venture or distributor relationships we may pursue;

•

the impact on our business of our recent investments in building and restructuring our sales and marketing strategies and teams, in our recently approved tests for COVID-19, and our plans for future sales and marketing efforts;

•	advancements in technology by us and our competitors;
•	our use of technology and ability to prevent security breaches, loss of data and other disruptions;
•

our ability to effectively manage any growth we may experience, including expanding our infrastructure, developing increased efficiencies in our operations and hiring additional skilled personnel in order to support any such growth;

•	developments with respect to U.S. and foreign regulations applicable to our business, and our ability to comply with these regulations;
•	our ability to prevent errors in interpreting the results of our tests so as to avoid product liability and professional liability claims;
•	our ability to obtain and maintain coverage and adequate reimbursement for our tests and to manage the complexity of billing and collecting such reimbursement;
•

the state of the U.S. and foreign healthcare markets, including the role of governments in the healthcare industry generally and pressures or incentives to reduce healthcare costs while expanding individual benefits, as well as the impact of general uncertainty in the U.S. healthcare regulatory environment;

•	our ability to attract, retain and motivate key scientific and management personnel;
•	our expectations regarding our ability to obtain and maintain protection of our trade secrets and other intellectual property rights and not infringe the rights of others;
•	our expectations regarding our future expense levels and our ability to appropriately forecast and plan our expenses;
•	our expectations regarding our future capital requirements and our ability to obtain additional capital if and when needed; and
•	the impact of the above factors and other future events on the market price of our Common Stock.

All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this reoffer prospectus, any related free writing prospectus, and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. In light of these risks and uncertainties, these forward-looking events and circumstances may not occur, and actual results could differ materially and adversely from those described in or implied by any forward-looking statements we make. Although we have based our forward-looking statements on assumptions and expectations we believe are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, we operate in a competitive and rapidly evolving industry and new risks emerge from time to time. It is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. As a result, forward-looking statements should not be relied on or viewed as predictions of future events, and such forward-looking statements should be read with the understanding that actual future results, levels of activity, performance and achievements may be materially different than our current expectations. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this reoffer prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. We undertake no duty to update these forward-looking statements after the date of this reoffer prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus. We are not selling any securities under this reoffer prospectus and will not receive any proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus. Upon exercise of the options, we will receive proceeds from the exercise of such options.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the Selling Stockholders or their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, of an aggregate of up to 1,906,338 shares of our Common Stock that were previously acquired by the grant of restricted stock units or the exercise of outstanding stock options under the 2016 Plan.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding certain of the Selling Stockholders, the shares of our Common Stock that may be reoffered and resold by them pursuant to this reoffer prospectus, and other shares of our Common Stock beneficially owned by them. Each of the Selling Stockholders has voting and investment control power over his or her shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The Selling Stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the Selling Stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each Selling Stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the Selling Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Stockholder’s shares since the date of the information in the following table.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the Selling Stockholders or to other affiliates under the 2016 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The percentages appearing in the column entitled “Shares of Common Stock to be Beneficially Owned Upon Completion of the Offering” are based on 22,404,241 shares of Common Stock outstanding as of September 18, 2020. Shares of Common Stock that may be acquired by the Selling Stockholders pursuant to previous grants under any stock or equity incentive plans of the Company, whether vested or unvested are deemed to be outstanding and to be beneficially owned by the Selling Stockholder holding such securities for the purpose of computing the percentage ownership of such Selling Stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of each of the other Selling Stockholders. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The Selling Stockholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares of Common Stock Beneficially Owned Before this Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering (3)
Selling Stockholders	Number	Percentage	Number	Number	Percentage
John Bolger (4)	6,456	*	10,000	4,894	*
Han Lin Gao (5)	803,379	3.59%	13,692	800,000	3.57%
Paul Kim (6)	243,086	1.08%	154,065	181,834	*
Linda Marsh (7)	6,250	*	25,000	—	*
Jian Xie (8)	191,607	*	280,401	170,894	*
Certain Non-affiliates (9)	1,352,683	6.01%	1,423,180	1,067,697	4.76%

*Represents beneficial ownership of less than 1%.
(1)

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of September 18, 2020 or that will become exercisable, vested or convertible within 60 days after September 18, 2020, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made under the 2016 Plan irrespective of whether such grants are exercisable, vested or convertible as of September 18, 2020 or will become exercisable, vested or convertible within 60 days after September 18, 2020.

(3)

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person following the offering, we deemed to be outstanding all shares of Common Stock then subject to stock options, restricted stock units or other derivative securities held by that person that are vested, exercisable or convertible as of September 18, 2020 or that would become vested, exercisable or convertible within 60 days after September 18, 2020, but we did not deem these shares of Common Stock outstanding for the purpose of computing the percentage ownership of any other person.  We further presumed that the person sold all shares of Common Stock eligible to be resold in this offering irrespective any applicable vesting, exercisability or conversion limitations, but retained ownership of all other shares of Common Stock beneficially owned as of September 18, 2020.

(4)

Mr. Bolger’s beneficial ownership includes (i) 1,335 shares of our Common Stock held of record by Mr. Bolger, (ii) 4,818 shares of our Common Stock subject to stock options granted to Mr. Bolger that are exercisable or will become exercisable within 60 days after September 18, 2020, and (iii) 303 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Bolger that will vest and settle within 60 days after September 18, 2020.

The 10,000 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of (i) 5,000 shares subject to stock options granted to Mr. Bolger on May 30, 2019 (subject to vesting), and (ii) 5,000 shares subject to stock options granted to Mr. Bolger on May 27, 2020 (subject to vesting).

(5)

Dr. Gao’s beneficial ownership includes (i) 802,442 shares of our Common Stock held of record by Dr. Gao and (ii) 937 shares of our Common Stock subject to a restricted stock unit award granted to Dr. Gao that will vest and settle within 60 days after September 18, 2020.

The 13,692 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of 13,692 shares subject to a restricted stock unit award granted to Dr. Gao on August 1, 2019 (subject to vesting).

(6)

Mr. Kim’s beneficial ownership includes (i) 232,149 shares of our Common Stock held of record by Mr. Kim, and (ii) 10,937 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Kim that will vest and settle within 60 days after September 18 2020.

The 154,065 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of (i) 42,835 shares that were issued pursuant to a restricted stock unit award granted on August 10, 2016, (ii) 17,538 shares subject to a restricted stock unit award granted on February 27, 2019 (subject to vesting), (iii) 13,692 shares subject to a restricted stock unit award granted on August 1, 2019 (subject to vesting), (iv) 40,000 shares subject to a restricted stock unit award granted on November 1, 2019 (subject to vesting), and (v) 40,000 shares subject to a restricted stock unit award granted on August 3, 2020 (subject to vesting).

(7)

Ms. Marsh’s beneficial ownership includes 6,250 shares of our Common Stock subject to stock options granted to Ms. Marsh that are currently exercisable or will become exercisable within 60 days after September 18, 2020.

The 25,000 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of (i) 20,000 shares subject to stock options granted to Ms. Marsh on August 1, 2019 (subject to vesting), and (ii) 5,000 shares subject to stock options granted to Ms. Marsh on May 27, 2020 (subject to vesting).

(8)

Mr. Xie’s beneficial ownership includes (i) 180,045 shares of our Common Stock held of record by Mr. Xie, and (ii) 11,562 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Xie that will vest and settle within 60 days after September 18, 2020.

The 280,401 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of (i) 17,377 shares subject to a restricted stock unit award granted on February 27, 2019 (subject to vesting), (ii) 23,024 shares subject to a restricted stock unit award granted on August 1, 2019 (subject to vesting), (iii) 40,000 shares subject to a restricted stock unit award granted on November 1, 2019 (subject to vesting), and (iv) 200,000 shares subject to a restricted stock unit award granted on August 3, 2020 (subject to vesting).

(9)

Certain non-affiliates’ beneficial ownership includes (i) 1,249,615 shares of our Common Stock held of record by certain employees, and (ii) 103,068 shares of our Common Stock subject to restricted stock unit awards granted to certain employees that will vest and settle within 60 days after September 18, 2020.

The 1,423,180 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus by certain non-affiliates consists of (i) 165,077 shares held by certain employees, and (ii) 1,258,103 shares issuable pursuant to outstanding restricted stock units granted prior to the date of the registration statement of which this reoffer prospectus forms a part.

PLAN OF DISTRIBUTION

The Common Stock covered by this reoffer prospectus is being registered by us for the account of the Selling Stockholders and their successors, including their transferees, pledgees or donees or their successors.

The Common Stock offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the Nasdaq Global Market or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. A Selling Stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Common Stock covered by this reoffer prospectus. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the securities being offered by this reoffer prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.

EXPERTS

The financial statements incorporated in this reoffer prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities being offered under this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this reoffer prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Fulgent.  The SEC’s internet site can be found at http://www.sec.gov.

We maintain a website at www.fulgentgenetics.com. Information contained in or accessible through our website does not constitute a part of this reoffer prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this reoffer prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 6, 2020;
•	our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 5, 2020;
•	our Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 4, 2020, May 27, 2020, July 27, 2020, August 4, 2020; August 5, 2020; August 21, 2020; and September 18, 2020;
•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2020 that are deemed “filed” with the SEC under the Exchange Act;
•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on August 31, 2020 that are deemed “filed” with the SEC under the Exchange Act;
•

the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 26, 2016, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this reoffer prospectus and prior to the termination or completion of the offering of securities under this reoffer prospectus shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing such reports and other documents.

We also incorporate by reference into this reoffer prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this reoffer prospectus, or (ii) after the date of this reoffer prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Fulgent Genetics, Inc., Attn: Investor Relations, 4978 Santa Anita Avenue, Suite 205, Temple City, California 91780, telephone: (626) 350-0537.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

1,906,338 Shares of Common Stock

REOFFER PROSPECTUS

September 22, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020;
(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020;
(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 5, 2020;
(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 10, 2020, May 4, 2020, May 27, 2020, July 27, 2020, August 4, 2020; August 5, 2020; August 21, 2020; and September 18, 2020;
(d)	the portions of the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2020 that are deemed “filed” with the SEC under the Exchange Act;
(e)	the portions of the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on August 31, 2020 that are deemed “filed” with the SEC under the Exchange Act;
(f)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(g)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-37894) filed with the SEC on September 26, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus.  The Registrant has not authorized anyone to provide you with different information.  You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Officers and Directors

Our certificate of incorporation, as amended (the “Certificate”) and our Bylaws require us to indemnify our directors and officers to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”), and allow us to indemnify other employees and agents as set forth in the DGCL. These documents further provide that we shall pay expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such director or officer may be entitled to indemnification in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

In addition to the foregoing provisions of the Certificate and Bylaws, our directors and officers may be indemnified by us pursuant to Section 145 of the DGCL (“Section 145”). Section 145 authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made by a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits a corporation to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have entered into separate indemnification agreements with each of our directors and officers, which will provide such individuals with indemnification in addition to the indemnification provided for in the Certificate and Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

The limitation of liability and indemnification provisions in the Certificate, Bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We believe the provisions in the Certificate, Bylaws and indemnification agreements discussed above are necessary to attract and retain qualified persons to serve as directors and officers of our company. We also maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, in the opinion of the SEC, unenforceable.

Item 7.Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to the reoffer prospectus were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

Item 8.Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Title	Herewith	Form	File No.	Date Filed
4.1	Certificate of Incorporation of the Registrant, dated May 13, 2016.		10-Q (Exhibit 3.1)	001-37894	08/14/2017
4.2	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated August 2, 2016.		10-Q (Exhibit 3.1.1)	001-37894	08/14/2017
4.3	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated May 17, 2017.		10-Q (Exhibit 3.1.2)	001-37894	08/14/2017
4.4	Bylaws of the Registrant.		S-1/A (Exhibit 3.2)	333-213469	09/26/2016
4.5	Form of Certificate of Common Stock of the Registrant.		S-1/A (Exhibit 4.1)	333-213469	09/19/2016
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.	X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X
99.1	Amended and Restated 2016 Omnibus Incentive Plan of the Registrant.		8-K (Exhibit 10.1)	001-37894	09/18/2020

Item 9.Undertakings.

1.    Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temple City, State of California on the 22nd day of September, 2020.

Fulgent Genetics, Inc.
By:	/s/ Ming Hsieh Ming Hsieh Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ming Hsieh and Paul Kim, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Fulgent Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Ming Hsieh Ming Hsieh	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 22, 2020
/s/ Paul Kim Paul Kim	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	September 22, 2020
/s/ John Bolger John Bolger	Director	September 22, 2020
/s/ Yun Yen Yun Yen	Director	September 22, 2020
/s/ Linda Marsh Linda Marsh	Director	September 22, 2020